As filed with the Securities and Exchange Commission on April 12, 2023

Registration No. 333-258286

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lufax Holding Ltd

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Building No. 6

Lane 2777, Jinxiu East Road

Pudong New District, Shanghai 200120

People’s Republic of China

(Address of Principal Executive Offices and Zip Code)

Amended and Restated Phase I Share Incentive Plan

Amended and Restated Phase II Share Incentive Plan

Amended and Restated 2019 Performance Share Unit Plan

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Copies to:

David Siu Kam Choy, Chief Financial Officer

Telephone: +86 21-3863-6278

Email: Investor_Relations@lu.com

Building No. 6

Lane 2777, Jinxiu East Road

Pudong New District, Shanghai

People’s Republic of China

Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46th Floor, JingAn Kerry Centre, Tower II 1539 Nanjing West Road Shanghai The People’s Republic of China +86 21-6193-8200

EXPLANATORY NOTE

Lufax Holding Ltd (the “Registrant”) filed a registration statements on Form S-8 (File No. 333-258286) (the “Registrant Statement”) with the Securities and Exchange Commission (the “Commission”) on July 30, 2021 to register a total of 45,644,803 ordinary shares, par value US$0.00001 per share, of the Registrant, issuable upon exercise of options granted under the Amended and Restated Phase I Share Incentive Plan of the Registrant (the “2014 Plan”) and the Amended and Restated Phase II Share Incentive Plan of the Registrant (the “2015 Plan”) and vesting of performance share units granted under the Amended and Restated 2019 Performance Share Unit Plan of the Registrant (the “2019 Plan”).

On April 12, 2023, the shareholders of the Registrant approved the amendment and restatement of the 2014 Plan (the “Amended 2014 Plan”), the amendment and restatement of the 2019 Plan (the “Amended 2019 Plan”), and the termination of the 2015 Plan in its entirety. The maximum aggregate number of shares that may be issued under the Amended 2014 Plan has been adjusted from 20,644,803 ordinary shares to 30,644,803 ordinary shares, increased by 10,000,000 ordinary shares. The maximum aggregate number of shares that may be issued under the Amended 2019 Plan remains unchanged.

This Post-Effective Amendment No. 1 is being filed to remove from registration of the ordinary shares previously registered for offering or sale pursuant to the 2015 Plan that remain unsold and unissued as of April 12, 2023, if any, and the Registration Statement is hereby amended to reflect the deregistration of such ordinary shares. This Post-Effective Amendment No. 1 is also being filed for the purpose of filing Exhibits 10.1 and 10.3 to the Registration Statement and amending the exhibit index of the Registration Statement, to reflect the Amended 2014 Plan and the Amended 2019 Plan. The Amended 2014 Plan is filed herewith as Exhibit 10.1 and replaces Exhibit 10.1 of the Registration Statement. The Amended 2019 Plan is filed herewith as Exhibit 10.3 and replaces Exhibit 10.3 of the Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
10.1	English translation of Amended and Restated Phase I Share Incentive Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s current report on Form 6-K (File No. 001-39654) filed with the Securities and Exchange Commission on April 12, 2023)

10.3	English translation of Amended and Restated 2019 Performance Share Unit Plan (incorporated by reference to Exhibit 99.4 to the Registrant’s current report on Form 6-K (File No. 001-39654) filed with the Securities and Exchange Commission on April 12, 2023)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on April 12, 2023.

Lufax Holding Ltd

By:	/s/ Yong Suk Cho
Name:	Yong Suk Cho
Title:	Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on April 12, 2023.

Signature	Title

*	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
Yong Suk Cho

*	Director and Co-Chief Executive Officer
Gregory Dean Gibb

/s/ Guangheng Ji	Director
Guangheng Ji

/s/ Xin Fu	Director
Xin Fu

/s/ Yuqiang Huang	Director
Yuqiang Huang

*	Independent Director
Rusheng Yang

*	Independent Director
Weidong Li

*	Independent Director
Xudong Zhang

*	Independent Director
David Xianglin Li

*	Chief Financial Officer (Principal Financial and Accounting Officer)
David Siu Kam Choy

*By:	/s/ Guangheng Ji
Name: Guangheng Ji
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lufax Holding Ltd has signed this registration statement or amendment thereto in New York on April 12, 2023.

Authorized U.S. Representative

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President

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